Exhibit 5.1

[Arthur Cox Letterhead]

31 October 2018

To:	Board of Directors
Linde plc
The Priestley Centre
10 Priestley Road
The Surrey Research Park
Guildford
Surrey GU2 7XY
United Kingdom

Re:	Linde plc Registration Statement on Form S-8 in relation to the Plans

Ladies and Gentlemen,

1.	Basis of Opinion

1.1

We are acting as Irish counsel to Linde plc, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland (the “Company”), in connection with the filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) on or around the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of ordinary shares with nominal value €0.001 of the Company (the “Shares”) that may be delivered pursuant to the 2002 Praxair, Inc. Long Term Incentive Plan, the 2005 Equity Compensation Plan for Non-Employee Directors of Praxair, Inc., the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan (each of which will be assumed by the Company) and the Linde plc Long Term Incentive Plan 2018 (together, the “Plans”).

1.2

This Opinion is confined to, given in all respects on the basis of, governed by and is to be construed in accordance with, the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied and interpreted by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the Documents (as defined in the Schedule); and

(c)	the searches listed at paragraph 1.5 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Plans other than the Documents.

1.4	For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Documents.

1.5	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on or about the date hereof (the “Searches”):

(a)

on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the Memorandum and Articles of Association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court of Ireland; and

(c)	in the Central Office of the High Court of Dublin for any proceedings or petitions filed.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares; and

2.2

when the Shares have been issued and, if required, paid for pursuant to and in accordance with the terms and conditions referred to or summarized in the applicable resolutions and the Plans, the Shares will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

3.1

that the Company will receive consideration equal to the aggregate of the nominal value and any premium required to be paid up on the Shares issued pursuant to awards under the Plans and that such consideration will be in cash and/or otherwise provided in accordance with Irish law;

3.2	that the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Irish law;

3.3

that the vesting of any awards granted under the Plans and the issue of the Shares upon vesting of such awards (and the issue of the Shares in connection with any other awards granted under the Plans) will be conducted in accordance with the terms and the procedures described in the Plans and the applicable award agreement;

3.4

that the exercise of any options granted under the Plans and the issue of the Shares upon exercise of such options (and the issue of the Shares in connection with any other awards granted under the Plans) will be conducted in accordance with the terms and the procedures described in the Plans and the applicable award or enrolment agreement, as the case may be;

3.5

with respect to Shares issued on or after 17 October 2023 (the date of expiry of the Company’s existing authority to issue Shares), that the Company will have renewed its authority to issue the Shares in accordance with the terms and conditions set out in the Articles of Association of the Company and the Companies Act 2014 of Ireland for the remainder of the period that the Registration Statement will continue in effect;

3.6

with respect to Shares issued on or after 17 April 2020 (the date of expiry of the Company’s existing determination of the re-allotment price of any shares which constitute treasury shares), that the Company has determined at a general meeting in accordance with Sections 109 and/or 1078 of the Companies Act 2014 of Ireland the re-allotment price of any Shares which constitute treasury shares;

3.7

that, at the time of grant or issue by the compensation committee of the board of directors of the Company (the “Committee”) of any award or Share under the Plans, the Committee has been duly constituted and remains a duly constituted committee of the board of directors of the Company having the necessary powers and authorities to issue awards and the Shares;

Authenticity and bona fides

3.8

the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.9

where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us;

3.10	that the terms of the Documents will be observed and performed by the parties thereto;

3.11

that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting, and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.12

that the Memorandum and Articles of Association of the Company amended and restated on 17 October 2018 are the current Memorandum and Articles of Association of the Company, are up to date and have not been amended or superseded and that there are no other terms governing the Shares other than those set out in the Memorandum and Articles of Association of the Company;

Accuracy of searches and warranties

3.13

the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.14	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents; and

Commercial Benefit

3.15

that the Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ Arthur Cox
ARTHUR COX

SCHEDULE

Documents

1.	A copy of the form of the Registration Statement to be filed by the Company with the SEC;

2.	A copy of the Plans;

3.	The results of the Searches;

4.	A copy of the resolutions of the board of directors of the Company dated 22 October 2018 and 23 October 2018;

5.	A copy of the Memorandum and Articles of Association of the Company as amended and restated by resolutions of the sole shareholder of the Company on 17 October 2018;

6.	A copy of the Certificate of Incorporation of the Company dated and executed 18 April 2017;

7.	A copy of the certificate from Guillermo Bichara, an Authorised Officer of the Company, dated 22 October 2018 in relation to the share capital of the Company; and

8.	Letter of Status from the Irish Companies Registration Office dated 30 October 2018.

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